Exhibit 99.1

SORL Auto Parts Reports 24% Sales Increase and Higher Earnings
in the 2016 Second Quarter

ZHEJIANG, China, August 15, 2016-- SORL Auto Parts, Inc. (NASDAQ:SORL) (“SORL” or the “Company”), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, today announced its unaudited financial results for the second quarter of 2016 and the first six months ended June 30, 2016.

Second Quarter 2016 Financial Highlights

•	Sales increased 24.0% to $73.5 million compared with $59.3 million in the second quarter last year;

•	Gross margin was 28.0% in the second quarter of 2016 compared to 27.9% in the same period of 2015;

•	Income from operations increased 190.6% to $7.7 million from $2.6 million in the same quarter last year;

•	Net Income attributable to stockholders climbed 220.0% to $7.2 million, or $0.37 per diluted share from $2.3 million, or $0.12 per diluted share, in the second quarter of 2015

Mr. Xiaoping Zhang, SORL's Chief Executive Officer and Chairman, stated,” We are pleased that our sales growth accelerated in the OEM and aftermarket in China despite the continuing slow growth of the Chinese economy. Our sales growth outperformed overall commercial vehicle market in the second quarter of 2016 as we significantly increased our market share.”

“We continue to benefit from our ongoing development of new products and systems to capture new market opportunities and win new customers. To augment our growth, we have been investing in products for the end markets that will benefit from the Chinese Government’s policies, such as public housing, transportation, and railways.” Mr. Zhang concluded.

Second Quarter 2016 Financial Performance

For the second quarter of 2016, net sales increased by 24.0% to $73.5 million from $59.3 million for the second quarter of 2015. Revenues from the Company's domestic OEM customers increased by 29.2% to $36.7 million from $28.4 million in the second quarter of 2015. Commercial vehicle production and sales increased in the second quarter of 2016. SORL also expanded its leading market position in the second quarter of 2016. Sales from China's domestic aftermarket increased 35.0% to $18.9 million in the second quarter of 2016 from $14.0 million in the same quarter of 2015. The rising expiration of OEM warranties from higher new vehicle sales in the recent past combined to drive the Company’s aftermarket business in China. Also greater urbanization and the Chinese government’s increased support for public transportation help expand SORL’s bus aftermarket sales. Revenues from international markets increased 5.9% to $17.9 million from $16.9 million in the second quarter of 2015.

The gross profit for the second quarter of 2016 increased 24.6% to $20.6 million from $16.5 million for the second quarter of 2015. Gross margin for the second quarter of 2015 was 28.0%, compared with a gross margin of 27.9% in the same quarter of 2015. The increase in gross margin was primarily due to increased sales of higher-margin products in the product mix during the period.

Operating expenses were $14.4 million in the second quarter of both 2016 and 2015. Higher research and development and selling and distribution expenses were offset by lower general and administrative expenses in the second quarter of 2016. As a percentage of revenue, operating expenses were 19.6% in the second quarter of 2016, compared with 24.2% in the second quarter of 2015.

•	Selling and distribution expenses were $7.1 million, or 9.7% of quarterly revenues, compared with $5.1 million, or 8.6% in the same quarter of 2015. The increase in expenses was mainly due to higher freight and packaging costs.

•	General and administrative (“G&A”) expenses in the second quarter of 2016 were $4.9 million, or 6.7% of revenue, compared with $7.4 million, or 12.5% in the second quarter of 2015. The decrease in expenses was mainly due to a decline in allowance for doubtful accounts in the second quarter of 2016 compared with the second quarter of 2015.

•	Research and development (“R&D”) expenses were $2.4 million in the second quarter of 2016 compared with $1.9 million in the same quarter of 2015. As a percentage of revenue, R&D was 3.2% in the second quarter of 2016 and compared with 3.1% of revenue in the second quarter of 2015. The R&D program continues to mainly focus on the development of new, higher-margin, electronically controlled mechatronic products and to upgrade the Company's traditional brake products.

Financial expenses were $0.1 million in the second quarter of 2016 compared with $0.2 million in the second quarter of 2015.

Income before income taxes was $9.3 million for the second quarter of 2016 compared to $3.3 million for the second quarter of 2015. The higher income reflected increased sales and income from operations compared with the same quarter of 2015. The pretax income margin was 12.7% in the second quarter of 2016, compared with 5.5% in the second quarter of 2015.

The provision for income taxes was $1.3 million, or a 13.7% tax rate, in the second quarter of 2016, which is compared with $0.8 million, or a 24.3% tax rate, in the second quarter in 2015. The Company used a tax rate of 25% in the second quarter of 2015 as it was being assessed based on PRC income tax laws to be designated as a "High-Tech Enterprise". Such designation was approved in the fourth quarter of 2015 which bestowed a 15.0% tax rate for 2016 and 2017.

Net income attributable to stockholders for the second quarter of 2015 increased 220.0% to $7.2 million, or $0.37 per basic and diluted share, compared with $2.3 million, or $0.12 on per basic and diluted share, in the second quarter of 2015.

First Six Months 2016 Financial Performance

Net sales for the first six months of 2016 increased 14.3% to $127.4 million from $111.5 million for the first six months of 2015. Net sales from the Company's China OEM market increased 19.5% to $64.9 million from $54.3 million in the same period in 2015. Revenues from China's domestic aftermarket increased 21.6% to $32.1 million from $26.4 million in the first six months of 2015. Revenues from international markets decreased 1.3% to $30.4 million from $30.8 million in the first six months of 2015.

Gross profit for the first six months of 2016 increased 15.8% to $35.0 million from $30.3 million in the same period in 2015. Gross margin for the six months ended June 30, 2016, increased to 27.5% from 27.1% for the first six months of 2015.

Operating income for the first six months of 2016 increased 22.5% to $8.8 million from $7.2 million in the same period in 2015. Operating margin was 6.9% versus 6.4% in first six months of 2015.

Net income attributable to stockholders for the first six months of 2016 was $7.7 million, or $0.40 per basic and diluted share, compared with $5.3 million, or $0.28 per basic and diluted share, in the same period in 2015.

Balance Sheet

As of June 30, 2016, the Company had cash, cash equivalents and short-term investments of $11.6 million. Inventories were reduced to $58.4 million at June 30, 2016 from $73.7 million at December 31, 2015. Bank acceptance notes from customers increased to $36.4 million on June 30, 2016 from $22.9 million and accounts receivables were $84.1 million compared with $71.8 million on December 31, 2015. Total equity was $156.7 million at June 30, 2016. On June 30, 2016, working capital was $96.7 million with a current ratio of 1.9 to 1.

Recent Events

On May 5, 2016 SORL Auto Parts, Inc. (the "Company"), through its principal operating subsidiary, Ruili Group Ruian Auto Parts Co., Ltd. (the “Subsidiary”), entered into a Purchase Agreement with Ruili Group Co., Ltd., a related party under common control with the Company pursuant to which the Company agreed to purchase the land use rights and factory in the new development zone. As a part of the transaction, the Company will transfer to the Ruili Group it’s the land use rights and factory facilities under the Company’s ownership, plus RMB501 million in cash to fill the price difference. The total floor area of the prior facility is 58,714 square meters compared with the total floor area of the new facility of 157,619 square meters, which will provide more manufacturing and service capacity to support the Company's future growth.

The cash consideration in the amount of RMB481,000,000 (approximately $74,444,000) was paid to the Ruili Group in installments before June 30, 2016, and the remaining RMB20,000,000 (approximately $3,016,000) will be paid within 10 days of completion of the required procedures for transferring the title of the facilities and the land use right as specified in the Purchase Agreement. Before the transaction, the Company was leasing 89,229 square meters of the Development Zone Facility from Ruili Group for its brake systems business, which lease was scheduled to expire on December 31, 2017. This lease was terminated upon the completion of the purchase. The transaction was approved by a committee of independent directors of the Company based on the valuation reports by a globally reputable third-party real estate appraisal firm.

Business Outlook

For the fiscal year 2016, management has reiterated its expectation for annual net sales to be approximately $200.0 million and net income to be approximately $11.5 million. These targets are based on the Company's current views on the operating and market conditions, which are subject to change.

Conference Call

Management will host a conference call on Monday, August 15, 2016 at 8:00 A.M. EDT/ 8:00 P.M. Beijing Time to discuss its 2016 second quarter and six months results. Listeners may access the call by dialing U.S. toll free number +1-877-407-0778 and +1-201-689-8565 for international callers, and Mainland China toll free +864-001-202-840. A live web cast of the conference call will also be available at http://www.sorl.cn.

A replay of the call will be available shortly after the conference call through 11:59 P.M. EDT on September 15, 2016, or 11:59 A.M. Beijing Time on September 16, 2016. The replay dial-in numbers are: U.S. toll free number +1-877-660-6853 or the international number +1-201-612-7415; using Conference ID “13642159” to access the replay.

About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, India, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “anticipates,” “believes,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “will,” “should” or similar expressions. For example, when the Company describes the evaluation of the preliminary non-binding proposal letter, it is using forward-looking statements. These forward-looking statements may also include statements about the Company's proposed discussions related to its business or growth strategy, which are subject to change. Such information is based upon expectations of the Company's management that were reasonable when made, but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company's control and upon assumptions with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. These risks and uncertainties may include, but are not limited to general political, economic and business conditions which may impact the demand for commercial vehicles or passenger vehicles in China and the other significant markets where the Company's products are sold, uncertainty regarding such political, economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible recessions, natural disasters, the political stability of China and the impact of any of those events on demand for commercial or passenger vehicles, changes in consumer confidence, new product development and introduction, competitive products and pricing, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier's inability to fulfill the Company's orders, cost of labor and raw materials, the loss of or curtailed sales to significant customers, the Company's dependence on key employees and officers, the ability to secure and protect trademarks, patents and other intellectual property rights, potential effects of competition in the Company's business, the dependency of the Company upon the normal operation of its sole manufacturing facility, potential effect of the economic and currency instability in China and countries to which the Company sold its products, the ability of the Company to successfully manage its expenses on a continuing basis, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business in China or other countries including, without limitation, foreign trade policies, import duties, tariffs, quotas, political and economic stability, and the other factors discussed in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. For additional information regarding known material factors that could cause the Company's results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Raymond Lin
+86-139-6777-6556
+86-577-6581-7721
ljf@sorl.com.cn

Phyllis Huang
+86-151-6770-5972
+86-577-6581-7721
phyllis@sorl.com.cn

Investor Relations
+1-646-726-6511
sorl@compassbell.com

-tables follow-

SORL Auto Parts, Inc. and Subsidiaries
Consolidated Balance Sheets
June 30, 2016 and December 31, 2015

		June 30, 2016		December 31, 2015
		(Unaudited)
Assets
Current Assets
Cash and cash equivalents	US$	8,308,325	US$	30,230,828
Accounts receivable, net		84,075,376		71,823,328
Bank acceptance notes from customers		36,376,536		22,870,791
Short term investments		3,317,650		61,007,709
Inventories		58,392,945		73,661,860
Prepayments, including $2,734,232 and $- prepayments to related parties at June 30, 2016 and December 31, 2015, respectively.		10,821,997		3,350,607
Prepaid capital lease interest		24,640		93,458
Restricted cash		386,635		785,999
Other current assets, net		634,210		1,241,864
Deferred tax assets		3,766,028		2,909,729
Total Current Assets		206,104,342		267,976,173

Property, plant and equipment, net		49,381,899		37,561,905
Land use rights, net		8,820,947		13,232,149
Intangible assets, net		17,662		23,854
Security deposits on lease agreement		1,723,454		1,759,975
Total Non-Current Assets		59,943,962		52,577,883
Total Assets	US$	266,048,304	US$	320,554,056

Liabilities and Equity
Current Liabilities
Accounts payable and bank acceptance notes to vendors, including $1,147,274 and $1,133,537 due to related parties at June 30, 2016 and December 31, 2015, respectively.	US$	39,135,906	US$	35,292,277
Deposit received from customers		23,286,670		20,012,087
Short term bank loans		25,309,875		23,367,207
Income tax payable		1,447,903
Accrued expenses		16,167,810		13,870,587
Capital lease obligations		1,723,454		3,519,949
Other current liabilities		2,301,759		2,067,449
Total Current Liabilities		109,373,377		98,129,556
Total Liabilities		109,373,377		98,129,556

Equity
Preferred stock - no par value; 1,000,000 authorized; none issued and outstanding as of June 30, 2016 and December 31, 2015		–		–
Common stock - $0.002 par value; 50,000,000 authorized,
19,304,921 issued and outstanding as of
June 30, 2016 and December 31, 2015		38,609		38,609
Additional paid-in capital		(28,582,654)		42,199,014
Reserves		14,145,350		13,207,972
Accumulated other comprehensive income		12,522,065		15,662,639
Retained earnings		135,787,181		129,055,099
Total SORL Auto Parts, Inc. Stockholders' Equity		133,910,551		200,163,333
Non-controlling Interest In Subsidiaries		22,764,376		22,261,167
Total Equity		156,674,927		222,424,500
Total Liabilities and Equity	US$	266,048,304	US$	320,554,056

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

For The Three and Six Months Ended June 30, 2016 and 2015 (Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015

Net sales	US$	73,535,732	US$	59,274,878	US$	127,372,460	US$	111,472,844
Include: sales to related parties		3,968,105		1,057,724		6,548,951		2,069,648
Cost of sales		52,941,316		42,746,432		92,338,965		81,213,324
Gross profit		20,594,416		16,528,446		35,033,495		30,259,520

Expenses:
Selling and distribution expenses		7,125,085		5,086,089		12,687,517		10,437,087
General and administrative expenses		4,909,129		7,430,223		11,838,987		10,149,595
Research and development expenses		2,379,962		1,857,470		4,123,649		3,570,091
Total operating expenses		14,414,176		14,373,782		28,650,153		24,156,773

Other operating income		1,484,939		483,091		2,399,144		1,068,808

Income from operations		7,665,179		2,637,755		8,782,486		7,171,555

Interest income		925,586		409,836		1,013,688		520,791
Government grants		140,255		25,980		145,012		25,980
Other income		845,165		594,567		890,754		687,958
Interest expenses		(126,113)		(242,544)		(300,573)		(409,200)
Other expenses		(126,663)		(160,420)		(767,292)		(531,108)

Income before income taxes provision / benefit		9,320,409		3,265,174		9,764,075		7,465,976

Income taxes provision (benefit)		1,277,277		794,144		1,242,453		1,792,422

Net income	US$	8,043,132	US$	2,471,030	US$	8,521,622	US$	5,673,554

Net income attributable to non-controlling interest In subsidiaries		804,313		208,955		852,162		361,198

Net income attributable to common stockholders	US$	7,238,819	US$	2,262,075	US$	7,669,460	US$	5,312,356

Comprehensive income:

Net income	US$	8,043,132	US$	2,471,030	US$	8,521,622	US$	5,673,554
Foreign currency translation adjustments		(4,596,167)		994,826		(3,489,527)		181,583
Comprehensive income		3,446,965		3,465,856		5,032,095		5,855,137
Comprehensive income attributable to non-controlling interest in subsidiaries		344,696		275,327		503,209		363,895
Comprehensive income attributable to common shareholders	US$	3,102,269	US$	3,190,529	US$	4,528,886	US$	5,491,242

Weighted average common share - basic		19,304,921		19,304,921		19,304,921		19,304,921

Weighted average common share - diluted		19,304,921		19,304,921		19,304,921		19,304,921

EPS - basic	US$	0.37	US$	0.12	US$	0.40	US$	0.28

EPS - diluted	US$	0.37	US$	0.12	US$	0.40	US$	0.28

SORL Auto Parts, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For The Six Months Ended June 30, 2016 and 2015 (Unaudited)

	2016		2015

Cash Flows From Operating Activities
Net Income	US$	8,521,622	US$	5,673,554
Adjustments to reconcile net income to net cash
used in operating activities:
Allowance for doubtful accounts		5,399,425		3,910,282
Depreciation and amortization		3,436,677		3,911,272
Deferred income tax		(950,451)		(1,163,808)
(Gain) or loss on disposal of property and equipment		–		(48,940)
Changes in assets and liabilities:
Accounts receivable		(19,302,545)		(12,214,909)
Bank acceptance notes from customers		(14,353,761)		3,957,535
Other currents assets		566,936		261,966
Inventories		14,139,460		10,876,719
Prepayments		(7,284,955)		(678,866)
Prepaid capital lease interest		69,239		163,751
Accounts payable and bank acceptance notes to vendors		1,817,414		(4,685,074)
Income tax payable		1,466,704		596,297
Deposits received from customers		3,782,517		6,047,663
Other current liabilities and accrued expenses		535,090		(532,514)
Net Cash Flows Provided By (Used in) In Operating Activities		(2,156,628)		16,074,928

Cash Flows From Investing Activities
Change in short term investments		57,261,374		(23,761,197)
Acquisition of property, equipment, plant and land use right		(7,315,047)		(1,420,785)
Change in restricted cash		377,608		–
Proceeds of disposal of property and equipment		–		48,956
Advance to related party		(18,247,384)		–
Repayment of advance to related party		18,247,384		–
Net Cash Flows Used In Investing Activities		50,323,935		(25,133,026)

Cash Flows From Financing Activities
Proceeds from bank loans		31,796,224		24,913,667
Repayment of bank loans		(29,597,070)		(16,309,191)
Repayment of capital lease		(1,779,040)		(1,864,595)
Distribution to owners in connection with plant and land use rights exchange with entity under common control		(70,781,668)		–

Net Cash Flows Provided By (Used In) Financing Activities		(70,361,554)		6,739,881

Effects on changes in foreign exchange rate		271,744		(67,315)
		–
Net change in cash and cash equivalents		(21,922,503)		(2,385,532)

Cash and cash equivalents- beginning of the period		30,230,828		14,009,597

Cash and cash equivalents - end of the period	US$	8,308,325	US$	11,624,065

Supplemental Cash Flow Disclosures:
Interest paid	US$	450,677	US$	465,309
Income taxes paid	US$	1,288,659	US$	2,359,836

Non-cash Investing and Financing Transactions
Disposal of plant and land use right to related party	US$	17,342,372	US$	–
Liabilities assumed in connection with the plant and land use right exchange	US$	5,351,196	US$	–